UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2007

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 21, 2006, David M. Petrone, a director of Jacobs Engineering Group Inc. (the “Company”), retired from the Company’s Board of Directors (the “Board”). Mr. Petrone had served as a member of the Board since 1987.

On February 22, 2007 the Board elected General John P. Jumper (USAF Retired) as a director of the Company to fill the vacancy created by Mr. Petrone’s retirement. General Jumper, who has been affirmatively determined by the Board to be an independent director under the independence standards of the New York Stock Exchange and the Company’s guidelines for determining independence, will also serve on the Board’s Nominating and Corporate Governance committee. Pursuant to the Company’s charter and bylaws, General Jumper will stand for re-election at the Company’s 2008 Annual Meeting of Shareholders.

In connection with his election, and pursuant to the terms of the Company’s 1999 Outside Director Stock Plan (the “Plan”), General Jumper will receive an option to purchase 4,000 shares of the Company’s common stock on March 1, 2007 with an exercise price equal to the fair market value of the Company’s common stock (as defined in the Plan) as of that date. General Jumper will also receive the standard, annual compensation for the Company’s non-management directors. This annual compensation includes (i) a cash retainer in the amount of $50,000 per year, (ii) a fee of $1,500 for each meeting of the Board and any committee on which he serves that he attends, (iii) pursuant to the Plan, an award of 1,000 shares of restricted stock, and (iv) pursuant to the Plan, an option to purchase 2,500 shares of the Company’s common stock on the first day of March (beginning March 1, 2008) with an exercise price equal to the fair market value of the Company’s common stock (as defined in the Plan) on that date.

There are no understandings or arrangements between General Jumper and any other person pursuant to which General Jumper was elected as a director. There are and have been no transactions regarding General Jumper that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is furnished as part of this Report pursuant to Item 5.02.

99.1	Press Release dated February 26, 2007 announcing the changes to the Company’s Board of Directors described in Item 5.02, above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President
Finance and Administration

Date: February 26, 2007

Exhibit Index

99.1	Press Release dated February 26, 2007